Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272202, 333-265699, 333-262516, 333-239108, 333-238275, and 333-255001 on Form S-3, and Nos. 333-257288, 333-189318, 333-181999, 333-174861, 333-167454, 333-159927, 333-147458, and 333-145795 on Form S-8 of our report dated March 21, 2024, relating to the consolidated financial statements of Creative Realities, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte and Touche LLP

Louisville, Kentucky

March 21, 2024